EXHIBIT 99.5


                                   INSTRUCTION
                           TO REGISTERED HOLDER AND/OR
                   BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
                                       OF
                        MARSH & MCLENNAN COMPANIES, INC.
                                      NOTES
                            (THE "RESTRICTED NOTES")


TO REGISTERED HOLDER AND/OR PARTICIPANT OF THE BOOK-ENTRY TRANSFER FACILITY:

     The undersigned hereby acknowledges receipt of the Prospectus dated __________, 2002 (the "Prospectus") of Marsh & McLennan Companies, Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings as ascribed to them in the Prospectus or the Letter of Transmittal.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Restricted Notes held by you for the account of the undersigned.

     The aggregate face amount of the Restricted Notes held by you for the account of the undersigned is (fill in amount):

     $                              of the 5.375% Senior Notes due 2007
     $                              of the 6.25% Senior Notes due 2012

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

[ ] To TENDER the following Restricted Notes held by you for the account of the undersigned (insert principal amount of Restricted Notes to be tendered, if any):

     $                              of the 5.375% Senior Notes due 2007
     $                              of the 6.25% Senior Notes due 2012

[ ] NOT to TENDER any Restricted Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Restricted Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the holder is not an "affiliate" of the Company, (ii) any Exchange Notes to be received by the holder are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate, and is not engaged and does not intend to engage, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Restricted Notes, it represents that such Restricted Notes were acquired as a result of market-

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making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

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


                                    SIGN HERE


Name of beneficial owner(s):
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Signature(s):
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Name(s) (please print):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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